Exhibit 10.2

First Amendment to Consulting Agreement

This First Amendment to Consulting Agreement (this “First Amendment”) is entered into as of April 27, 2023 and is effective as of April 17, 2023, by and between Oramed Pharmaceuticals Inc., a company incorporated under the laws of the State of Delaware, with an address at 20 Mamilla Ave., Jerusalem, Israel 9414904 (the “Company”) and Shnida Ltd., a company incorporated under the laws of the State of Israel, (company I.D. no. 514519016) with an address at 32 Eliezer Hagadol Street, Jerusalem (the “Consultant”).

WHEREAS, the Company and the Consultant entered into a consulting agreement, effective as of November 1, 2022 (the “Consulting Agreement”); and

WHEREAS, the Company and the Consultant desire to amend the terms and conditions of the Consulting Agreement as set forth herein.

NOW, THEREFORE, the Company and the Consultant agree as follows:

1. Section 5 of the Consulting Agreement (Term), will be amended and replaced as follows:

5.	Term. Either party may terminate this Agreement, for any reason whatsoever, upon the provision of a 140 day prior written notice (the “Prior Written Notice”). If the Consulting Agreement is terminated by the Company without Cause in connection with a Change in Control (as defined below) that occurs during the period that is three months prior and 12 months after the event, the following provisions shall apply:

(a)	The Consultant will be entitled to receive 18 months Consideration.

(b)	The Consultant will be entitled to full vesting acceleration of all outstanding unvested equity incentives.

“Change in Control” means the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets, or stock, or over fifty percent (50%) of the voting stock to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise.

Notwithstanding the foregoing, the Company may, at any time following the Commencement Date, terminate this Agreement immediately by provision of a written notice (and without any further notice, including the Prior Written Notice referred to above), in which case the termination date of this Agreement shall be the effective date of such notice of immediate termination, in any of the following circumstances:

5.1	Commission of a criminal offence, breach of trust or action adverse to the Company, its monies, property, assets or employees by the Consultant and/or Nadav.

5.2	Breach of any of the Consultant’s and/or Nadav’s undertakings as set forth in this Agreement.

5.3	The Consultant is for any reason unable to provide the Consulting Services through Nadav exclusively at a reasonable time as required by the Company pursuant to this Agreement.

2. Except for the changes and/or additions stated herein, all the other terms of the Consulting Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this First Amendment and the provisions of the Consulting Agreement, the provisions of this First Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Consulting Agreement shall be deemed to be the Consulting Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Consulting Agreement as of the date first written above.

ORAMED PHARMACEUTICALS INC.		SHNIDA LTD.

By:	/s/ David Silberman	By:	/s/ Nadav Kidron
Name:	David Silberman	Name:	Nadav Kidron
Title:	Chief Financial Officer	Title:	Chief Executive Officer

I hereby confirm that I have read this First Amendment, understood its terms and agree to be personally bound by all its terms and provisions.

/s/ Nadav Kidron
Nadav Kidron